Dean Heller
Secterary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

1.      Name of Corporation           TJ ROASTERS INC.

2.      Resident Agent                     EastBiz.com, Inc.
         Name and Street                    4535 West Sahara Avenue #217
         Address                                  Las Vegas, Nevada 89102

3.      Shares                                      75,000,000
         Par Value                                  $ .001

4.      Name and Address                James Bishop
         of Board of                              2509 Canyon Creek Drive
         Directors/Trusteess               Stockton, CA 95207

5.      Purpose
         (optional)

6.      Names, Address                   John Vanhara
         and Signature                        4535 West Sahara Avenue #217
         of Incorporator                     Las Vegas, Nevada 89102                                           /s/ John Vanhara

7.      Certificate of                   I hereby accept appointment as Resident Agent for the above named corporation.
         Acceptance of
         Appointment of              /s/ John Vanhara                                                                  04/28/04
         Resident Agent             (Authorized signature of R.A.)                                            Date